UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) August 25, 1999



                             WARRANTECH CORPORATION
       ------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

_____Delaware____                ____0-13084____              ___13-3178732____
(State or other juris-         (Commission File Number)           (IRS Employer
diction of incorporation)                                   Identification No.)

                    300 Atlantic Street, Stamford, Connecticut      ___06901___
                     (Address of Principal Executive Offices)       (Zip Code)

Registrant's  telephone  number,  including area code (203) 975-1100

-------------------------------------------------------------------------------

Item 4.             Changes in Registrant's Certifying Accountant.

(a) (1)           Former Independent Accountant.

     (i) On August 25, 1999, the Board of Directors (the "Board of Directors") of Warrantech Corporation (the "Registrant" or "Warrantech") authorized the dismissal of Ernst & Young LLP ("Ernst & Young") as its independent accountant.

     (ii) As previously reported by the Registrant on its Form 8-K dated July 15, 1999, Ernst & Young, which was retained to audit Warrantech's financial statements for the fiscal year ended March 31, 1999, because of its disagreement with the Registrant's revenue recognition policy, which disagreement will be explained in detail below, has, as of the date of this Form 8-K, neither completed its audit of the Registrant's financial statements for the fiscal year ended March 31, 1999, nor issued its report on the Registrant's financial statements for the fiscal year ended March 31, 1999.

     (iii) Each of the Board of Directors of the Registrant and its audit committee (the "Audit Committee") participated in and approved the decision to dismiss Ernst & Young as the independent accountant for the Registrant.

     (iv) The Registrant believes that, in connection with Ernst & Young's audit of the Registrant's financial statements for the fiscal year ended March 31, 1999, there was and remains a disagreement with its former independent accountant over the Registrant's revenue recognition policy, which disagreement, if Ernst & Young had completed its audit and delivered its report, would have caused them to make reference thereto in their report on the financial statements for the fiscal year ended March 31, 1999.

     (A)  Disagreement  with  Ernst  &  Young  over  the  Registrant's   Revenue
Recognition Policy

     Ernst & Young, which was retained to audit Warrantech's financial statements for the fiscal year ended March 31, 1999, has informed Warrantech that it believes that the revenue recognition policy that Warrantech has followed since 1991 is not correct, and that Warrantech should be following the straight line revenue recognition method provided for in Technical Bulletin No. 90-1 ("TB 90-1") of the Financial Accounting Standards Board ("FASB"). Ernst & Young informed Warrantech's management of its view shortly before the anticipated filing of the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1999 (the "1999 Form 10-K") was due for filing with the Securities and Exchange Commission (the "SEC"). Due to the shortness of time available before the 1999 Form 10-K was due and because Warrantech disagreed with Ernst & Young's view that TB 90-1 applied, Warrantech was not able to file its 1999 Form 10-K with certified financial statements on July 14, 1999.

Background

     Warrantech had originally requested the views of FASB and the SEC with respect to the applicability of TB 90-1 in 1991. On August 23, 1991, Warrantech's then independent accountant, Weinick Sanders Leventhal & Co., LLP ("WSL"), had a telephone conversation with a former staff member of FASB, Mr. John Griffin, in which Mr. Griffin stated that FASB had reached an informal opinion approximately one month earlier that TB 90-1 is not applicable to entities that transfer their obligor risk under extended service contracts ("ESC"), if an ESC obligor transfers risk of loss through the purchase of insurance. Mr. Griffin explained that this opinion was premised on the facts that the full cost of the insurance must be known and fixed and all risk of loss must be transferred to the carrier. Mr. Griffin further expressed the opinion that entities that transfer their risk to insurance carriers in such a manner should follow the revenue recognition guidelines in the American Institute of Certified Public Accountant's Exposure Draft Proposed Industry Accounting Guide for Insurance Agents and Brokers (the "Exposure Draft"). In a separate telephone conversation between WSL and Mr. Wayne Kauth, one of the authors of the Exposure Draft, Mr. Kauth stated that one of the major determining factors in the applicability of the Exposure Draft was the transfer of risk of loss.

     Based on Messrs. Griffin and Kauth's verbal opinions, Warrantech requested a determination from the Division of Corporate Finance ("DCF") of the SEC. The Registrant requested the agreement of the Staff of the DCF that TB 90-1 is not applicable and its concurrence with Warrantech's proportional method of revenue recognition as prescribed under the guidelines of the Exposure Draft. In a letter dated November 15, 1991, Warrantech was informed that the Staff at the DCF would not object to the conclusion of the Registrant and its independent accountant that TB 90-1 is not applicable and that the revenue recognition in the Exposure Draft is appropriate.

Ernst & Young's View

     Ernst & Young has informed the Registrant that it believes that the Registrant's revenue recognition policy should be changed because, in recent years, the Registrant's subsidiaries have been classified as the obligors for a portion of the service contracts which they administer, and as a result, the Registrant should be required to straight line its revenues over the duration of the service contracts in accordance with TB 90-1, as opposed to the current method, in which the Registrant recognizes revenues in direct proportion to the costs incurred.

     The Registrant's management believes that Ernst & Young is not correct because 100% of the risk related to the payment of claims under the service contracts is, and since 1991 has been, covered by an unaffiliated insurance company and, because of this transfer of risk, the Registrant and its subsidiaries are not exposed to any risk of payment for claims. This was the basis of the opinions expressed by the FASB member and by the DCF Staff. All of the insurance companies used by the Registrant to cover any claims made by consumers under the service contracts are rated not less than "Excellent" by A.M. Best & Company.

     The fiscal year ended March 31, 1999 was the first year in which the Registrant engaged Ernst & Young to audit its financial statements. The previous auditing firms, each of which have certified Warrantech's financial statements since 1991, issued unqualified opinions with respect to Warrantech's financial statements, and Warrantech did not follow TB 90-1 with respect to its revenue recognition policy during any of those years.

Synopsis of Business Operations

     The Registrant, through its wholly owned subsidiaries, designs, and provides administration for ESC programs ("ESC Programs"), which are sold through retailers, utility companies and financial institutions in conjunction with their sale of consumer products such as televisions, VCR's, computers, home office equipment, stereo equipment, refrigerators and other electronic and household appliances, and dealers in automotive products such as automobiles, trucks and recreational vehicles. In addition, the Registrant offers its program development and administrative expertise and services to manufacturers and insurance companies as an administrator of warranty programs.

     An ESC Program provides the retailer's customer with an extension, for a specified period of time (or mileage, in the case of automotive related programs), of coverage similar to that provided by the manufacturer under the terms of their product warranty(s). This coverage provides an insurance arrangement for the repair or replacement of the product, or a component thereof, in the event of a failure in workmanship or parts. Except for a small deductible paid by the consumer, in some of the programs, the repair or replacement will be provided by the insurance company at no cost to the consumer during the term of the contract.

     The ESC is a transaction consummated by the retailer with the consumer. Some of the transactions occur with the business being "Dealer Obligor", while other transactions occur as "Administrator Obligor". In both cases, the obligation is assumed in total by the insurer. The length of term of the ESC ranges from one year to seven years, with an average of four years.

     The payments made by the consumer for the ESC and the claims made by the consumer under the ESC are handled in the same manner regardless of whether the Registrant or the retailer is classified as the obligor under the ESC. In either instance, the Registrant acts as the intermediary between the customer, who receives the service contract, and the insurance company, which pays the claims under the service contract. The retailer receives payment from the consumer and, after deducting a commission, forwards the balance to the Registrant as trustee for the insurance company. The Registrant, in turn, retains a fee for its Program Development, Marketing and Sales, Regulatory Compliance and Data Acquisition efforts required in the installation of the ESC Program, and deposits the balance of the amount received from the retailer or dealer into a trust account for the benefit of the insurance company. The Registrant is designated by the insurance carrier as the Administrator or Managing General Agent of the insurance carrier that covers claims under the service contracts administered by the Registrant. Certain of the Registrant's subsidiaries are licensed as insurance agents or brokers in most states. The monies deposited into the trust account are deemed to be premiums under the agent/administrator agreements between the Registrant and the insurance company.

     When a claim for repair is made by a consumer under the ESC, the consumer calls the Registrant. The Registrant evaluates the claim and, if it is covered, the Registrant refers the consumer to an independent repair facility to make the repair. The Registrant itself does not make the repair. After the repair is made, the Registrant causes a check to be drawn from the insurance carrier's trust account and arranges for payment to be made to the repair facility.

     Whether the Registrant or the retailer is the seller/obligor under the ESC, the risk of loss is borne 100% by the insurance company under a Contractual Liability Insurance Policy in which the Registrant and retailer or dealer are named insureds. All of the ESCs marketed under the ESC Program contain a provision which explains to the consumer that he has the express right to directly assert a claim against the insurance carrier for the cost of the repair. Some states have statutes or regulations which give the consumer this "pass through" right as a matter of law. If the payments for claims under the ESCs exceed the premium reserves maintained by the insurance company, the insurance company incurs the loss and no portion of such loss may be charged to Warrantech.

     A more detailed description of the Registrant's current business operations is set forth in the Registrant's Form 10-K for the Fiscal year ended March 31, 1999.

TB 90-1 is not Applicable

     The correspondence which led to the SEC's approval of Warrantech's revenue recognition policy shows that the issue, for the purposes of revenue recognition by Warrantech, was not (and is not) who is the obligor under the service contract, but, who bears the ultimate risk of loss. The business synopsis which the SEC relied upon in issuing its approval of Warrantech's revenue recognition policy pointed out that, on the consumer product side of Warrantech's business, the insurance policy was issued directly to Warrantech rather than to the retailer. Nevertheless, as explained to the SEC, "the risk of loss is still borne by the insurer, as it has, by virtue of the terms of the insuring agreement, assumed the risk of loss incurred under the terms of the [extended service contracts] issued." Registrant believes that this was one of the key facts which led to the SEC approval of the Registrant's revenue recognition policy.

     Warrantech's letter to the SEC dated October 25, 1991 (the "October 1991 Letter") stated that the basis for the proposed change in the Registrant's revenue recognition policy was that, prior to the change, the Registrant's contract with its then insurer (Providence Washington) did not shift the entire risk of loss to the insurer in the event that the premiums were not sufficient to cover the claims. As explained in the October 1991 Letter, the new relationship with Warrantech's insurer provided that, regardless of whether the insurance reserves were sufficient to cover the claims, Warrantech would not be required to use its own funds to cover the obligations. That arrangement continues today. Under the agreements between Warrantech and its principal insurers, CIGNA and AIG, Warrantech has no obligation to use its funds to cover the claims under service contracts regardless of whether the claims exceed the reserves. It is the insurance company which must ultimately bear any such loss.

     It is significant to note that under the Providence Washington insurance arrangement, regardless of the terms of the particular contracts which were issued to the consumers, the fact that Warrantech had a risk of loss meant by definition that it had some residual obligation under the contract. It was not, however, this obligation that was relevant to the application of the revenue recognition policy. Rather, the relevant question was whether the insurance arrangement completely covered any obligation which Warrantech may have had. By demonstrating, as it did in the October 1991 Letter, that any obligation of Warrantech was completely covered under the new insurance arrangement, the Registrant was able to satisfy the SEC that TB 90-1 did not apply. When the October 1991 Letter provided that Warrantech "no longer had any risk of loss," that fact was not based upon a change in the relationship between Warrantech and the consumer, but, upon a change in the relationship between Warrantech and the insurer.

     Based on the foregoing, Warrantech believes that there is no merit to Ernst & Young's espoused position that, because Warrantech has become the obligor under some of the service contracts, TB 90-1 is now applicable. As noted above, the fact that Warrantech had an insurable obligation in 1991 did not cause the SEC to conclude that TB 90-1 applied. Also, Warrantech did not first become the obligor under its service contracts in fiscal 1999; it has been the obligor for several years, and each of its prior independent accountants has issued unqualified opinions with respect to Warrantech's financial presentation.

     It is Registrant's understanding that TB 90-1 contemplates the situation in which the seller of a product is also selling a service contract relating to such product and is responsible for the repair of the product. It does not address the circumstance in which the obligation to repair the product is assumed by an insurance company with no resultant or contingent obligation on the part of the seller of the service contract. For example, paragraph 16 of TB 90-1 states that "it is the Seller's obligation to perform services . . . that determines the appropriate financial reporting of the transactions. Because that obligation extends over a period of time, immediate revenue recognition is inappropriate".

     Registrant believes that the fact that Warrantech or the dealer may be a party to, or even the seller of, the service contract has no bearing on the obligation to pay the cost of repairing the product. This is not a situation, for example, in which Warrantech or a dealer pays the cost of the repair of the product out of its own funds and seeks reimbursement from the insurance company.

The premium for the coverage of the repairs is sent directly from the consumer to the insurance company (after Warrantech and the dealer take their commission) and the cost of the repair is paid in the first instance by the insurance company. For this reason, the primary obligor is the insurance company and not Warrantech or the dealer/retailer.

     Paragraph 19 of TB 90-1 reflects that the focus of the Technical Bulletin is on the assumption of risk under the service contract. In discussing whether the straight-line method or another method of revenue recognition should be applied, the Technical Bulletin referred to FAS 60 and noted that it:

          permits the recognition of revenue in proportion to amount of risk assumed by period. Therefore, proportionately higher revenue is recognized in the period of greatest risk assumption as evidenced by increased claims activity. The proposed Technical Bulletin's requirement to recognize contract revenue on a straight-line basis was revised accordingly to include this "period of risk" concept provided sufficient historical evidence indicates a pattern of service costs that is other than straight-line. [Emphasis added.]

     Registrant interprets this statement to mean that TB 90-1 concerns the entity which assumes the risk of paying the claims under the service contract. As noted, Warrantech has no such obligation even where it is the seller of the service contract. It does not assume the risk of the claim; the insurance company does. Once again, the fact that Warrantech, following the change of its insurance relationship from Providence Washington to American Hardware Mutual, no longer assumed a risk of loss, was a key fact that Warrantech relied upon in its position presented to the SEC to support the inapplicability of TB 90-1. As stated in the October 1991 Letter, "the Company (Warrantech) no longer had any risk of loss on contracts written in prior periods, nor would the Company have any risk of loss on any future contracts written."

     The Audit Committee requested WSL to compare the Registrant's present business operations to those when WSL was the Registrant's independent public accountants, and, given WSL's knowledge of the accounting pronouncements and the background conversations with members of FASB and the SEC, asked WSL whether it still concurs with management that TB 90-1 is currently inapplicable to the Registrant's business operations. WSL's letter of concurrence is attached as
Exhibit 99.

Anticipated Impact of Changing the Registrant's Revenue Recognition Policy

     If Warrantech were required to recognize its revenue in accordance with TB 90-1, it would have a drastically negative impact on its current and prior years' reported results and subject the Registrant to potential delisting from the Nasdaq National Market. The accounting policy would also distort the presentation of the Registrant's financial condition on an ongoing basis.

     The Registrant believes that the revenue recognition policy which it has followed over the past eight years correctly reflects the economic reality of its business because it enables the Registrant to match revenues with expenses. Under its present accounting policy, the Registrant includes in the revenue which it recognizes the premiums which it receives from the dealers and retailers because, pursuant to its agreements with the insurance companies, the Registrant is required immediately to deposit those premiums into the insurance companies' trust accounts for the payment of claims.

     On the other hand, under TB 90-1, only with respect to those contracts in which Registrant is the obligor, the Registrant would be required to defer a substantial portion of the gross profit derived from the revenues over the life of the service contracts even though the Registrant is not required to expend any of its own assets for claims which are made. The effect would be to substantially distort the results of operations and the Registrant's financial condition because of the significant delay in recognizing revenues as an offset to recognized expenses. The Registrant believes that such a presentation would be materially misleading to shareholders and others with which the Registrant does business.

     If the Registrant is required to utilize TB 90-1, assuming that the results of prior years are restated in conformity with such Technical Bulletin, it is likely that shareholders' equity would be substantially adversely impacted and would bear no relation to the Registrant's true financial condition. Nevertheless, the negative impact on reported shareholder equity could cause the Registrant to fail to satisfy Nasdaq's net equity listing criterion and potentially result in delisting. Such a result would have a devastating impact on Warrantech's shareholders.

     It is the Registrant's understanding that its revenue recognition policy is an industry-wide standard which is followed both by retailers (which are the direct focus of TB 90-1) and by service contract administrators.

     For example, a former principal customer of Registrant, CompUSA, is the obligor under approximately forty-six percent of the service contracts which are sold to CompUSA customers in certain states. Warrantech is identified as the "obligor" under the remainder of the contracts. In either situation, Warrantech administers the claims under the contracts and an insurance carrier is responsible for the payment of the claims. In a conversation between the Chief Financial Officer of the Registrant and the Chief Financial Officer of CompUSA on August 19, 1999, the Chief Financial Officer of CompUSA informed the Chief Financial Officer of the Registrant that CompUSA recognizes all revenue which it receives from all of the service contracts which are administered by Warrantech. CompUSA is a publicly held SEC reporting company and its financial statements are certified by Ernst & Young. If, as it appears from the conversation between the Registrant's and CompUSA's Chief Financial Officers, that TB 90-1 is not applicable to CompUSA's operations, then it would seem logical that TB 90-1 should also not be applicable to Warrantech's operations. It is the Registrant's understanding that several other major retail customers that are clients of Ernst & Young take the view that TB 90-1 is not applicable to their operations because the obligations of such retailer, under the service contracts, are fully insured by third party carriers.

     In light of the apparent inconsistency between different offices within Ernst & Young itself with respect to the applicability of TB 90-1, Ernst & Young's unwillingness to consider changing its view in light of this apparent inconsistency and its unwillingness to even further discuss the issue with the Registrant, the Audit Committee and the Board of Directors have reached the conclusion that the independence of Ernst & Young has been compromised, that an effective working relationship with Ernst & Young is no longer possible and that, as a result, its engagement as the Registrant's independent accountant should be terminated.

     If the view espoused by the individuals at Ernst & Young who are recommending the change in Warrantech's policy were to prevail, it would have an impact far beyond the Registrant's operations. As reflected by the example of CompUSA, the industry-wide practice is that TB 90-1 does not apply to service contracts for which all obligations are covered by insurance provided by third party carriers. Thus, the numerous other companies involved in the service contract business, including Sears, Ford (which recently acquired Automotive Protection Corporation), General Motors Corporation, American International Group, Inc., Best Buy Co. Inc., Circuit City Stores, Inc., CNA Financial Corp., American Bankers Insurance Group, Interstate National Dealer Services, and others -- to the extent that their accounting policies are the same as that followed by CompUSA -- could potentially be impacted by such a change in policy.

     The Registrant believes that the industry practice is correct because it provides the most realistic and faithful representation of operating results - and it is far more meaningful to investors, shareholders, customers and vendors than that which would result from recognition of revenue under the TB 90-1 guidelines. The Registrant had previously announced that it would seek the views of FASB concerning its revenue recognition policy. Ernst & Young has informed Registrant that it would not accept the position of FASB if FASB determined that Registrant's revenue recognition policy was correct and that it would ask the SEC to review FASB's determination before Ernst & Young would accept it. Given the recently ascertained information which strongly indicates that the general industry-wide practice is to follow the revenue recognition policy used by the Registrant with respect to service contracts that are fully insured by third party carriers, the Registrant has decided to address this matter directly with the Chief Accountant's Office of the SEC's Division of Corporation Finance.

     (B) The Audit Committee has, independently and together, with the Board of Directors, met with and discussed the subject matter of the above-mentioned disagreement with the former independent accountants.

     (C) The Registrant has authorized Ernst & Young to respond fully to the inquiries of any successor accountant concerning the subject matter of the above-mentioned disagreement.

        (v)      Reportable Events.

     During an Audit Committee meeting held on July 13, 1999 (the "July 1999 Meeting"), Ernst & Young advised the Audit Committee that in Ernst & Young's view, material weaknesses existed in the Registrant's internal controls of a nature that prevented the Registrant from preparing accurate financial statements on a timely basis. Ernst & Young advised the Audit Committee that significant accounting estimates made by management and reported to Ernst & Young in connection with Ernst & Young's audit, involving, among other items, allowances made for accounts receivable and insurance company claim receivables, required significant post-closing adjustments (the "Audit Adjustments"), totalling $5 million, in order to bring these allowance balances to what Ernst & Young viewed as acceptable amounts. The audit adjustments were recorded by Registrant.

     Representatives of Ernst & Young informed the Audit Committee of the foregoing material weaknesses in the Registrant's internal controls. During the course of the presentation, Ernst & Young reported a specific incident in which it asserted that an assistant controller of the Registrant told representatives of Ernst & Young during its audit that certain adjustments were made in connection with the closing of the Registrant's 4th Quarter of the fiscal year ended March 31, 1999 (the "4th Quarter") with which the assistant controller did not agree and that the assistant controller suggested to the auditors that they should review the closing adjustments.

     The representative of Ernst & Young further reported to the Audit Committee that when Ernst & Young reviewed adjustments made at the end of the 4th Quarter, it reversed a substantial number of adjustments and that management consented to these reversals. Ernst & Young further reported to the Audit Committee that when it first told management of the information reported by the assistant controller, Registrant's senior management asked the assistant controller, in a meeting at which representatives of Ernst & Young were present, whether he had in fact conveyed such information to Ernst & Young and the assistant controller vehemently denied that he had made any such statements to Ernst & Young. The Audit Committee was further informed by the Chief Financial Officer of the Registrant that there were no reversals of 4th Quarter adjustments recommended by Ernst & Young, and that the only adjustments recommended by Ernst & Young were the $5 million in adjustments discussed above.

     The Audit Committee has commenced an investigation of the facts and circumstances relating to the communications between Ernst & Young and the assistant controller. The investigation will be conducted by independent outside counsel under the direction of the Audit Committee.

     The Audit Committee has also instructed the Registrant's Chief Financial Officer to provide it with a response to Ernst & Young's statements concerning reported material weaknesses in internal controls and, if any such material weaknesses are confirmed to exist, to inform the Audit Committee of what actions will be taken to remedy them immediately. It should be noted that Ernst & Young's report is the first instance in the fifteen-year history of Warrantech in which material weaknesses in internal controls were reported by its independent accountant to Registrant's Audit Committee. Warrantech and its Audit Committee intend to take all necessary and appropriate measures to ensure that any material weaknesses in internal controls which may exist are remedied.

 (a) (2)  New Independent Accountant

     On August 25, 1999, the Registrant, as authorized by its Board of Directors, engaged Weinick Sanders Leventhal & Co., LLP ("WSL") as its new independent accountant to audit and report on the Registrant's financial statements for the fiscal year ended March 31, 1999, and to act, on a continuing basis, as the Registrant's independent accountant, which engagement will include performing an audit of the Registrant's financial statements for the fiscal year ended March 31, 2000.

     (A) As indicated above, the Registrant recently consulted WSL when the Audit Committee requested WSL to compare the Registrant's present business operations to those when WSL was the Registrant's independent accountant in 1991, and, given WSL's knowledge of the accounting pronouncements and the background conversations with members of FASB and the SEC (as described above) asked WSL whether it still concurs with management that TB 90-1 is currently inapplicable to the Registrant's business operations.

     (B) As reflected in WSL's letter of concurrence, attached hereto as Exhibit 99, WSL concurs with the view that TB 90-1 is inapplicable to the Registrant's business operations.

     (C) As indicated above, Ernst & Young has been consulted regarding the applicability of TB 90-1 to the Registrant's business operations and disagrees with the Registrant's position on this issue.

     (D) WSL has had an opportunity to review this report.

(a)(3) Position of Former Independent Accountant

     The Registrant has provided Ernst & Young with a copy of this Form 8-K and has requested that Ernst & Young furnish it with a letter addressed to the Commission stating whether it agrees with the statements made in this Form 8-K. A copy of such letter shall be filed as an amendment to this Form 8-K within two days of its receipt by the Registrant.

Item 7.  Financial Statements and Exhibits.

     Exhibit 16. Letter from Ernst & Young regarding their dismissal as independent accountant will be filed as an amendment at a later date.

     Exhibit 99. Letter from Weinick Sanders Leventhal & Co., LLP, dated August 11, 1999, concerning Registrant's revenue recognition policy.

                                                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            WARRANTECH CORPORATION



Date:  August 26, 1999                      By:   /s/ Richard F. Gavino
                                                __________________________
                                                Richard F. Gavino
                                                Chief Financial Officer

Exhibit 99

                        [Weinick Sanders Leventhal & Co., LLP letterhead]


August 11, 1999

The Audit Committee of
Board of Directors
Warrantech Corporation
300 Atlantic Street
Stamford, CT 06905

                                                   INTRODUCTION

We have been engaged by Warrantech Corporation ("Warrantech" or the "Company") to report on the continued appropriateness of the accounting policy which the Company utilizes for the recognition of revenue from the sale of extended service contracts ("ESC") which the Company designs, markets and administers. This report is being issued to Warrantech for assistance in evaluating accounting principles for the specific transactions described below. Our engagement has been conducted in accordance with standards established by the American Institute of Certified Public Accountants.

                                                    BACKGROUND

We were engaged in 1991 to determine the appropriateness of the non-applicability of Financial Accounting Standards Board ("FASB") Technical Bulletin No. 90-1("TB 90-1") and to determine whether the Company should change its accounting treatment to conform with guidelines contained in the Exposure Draft of the American Institute of Certified Public Accountants ("AICPA") entitled Proposed Industry Guidelines For Insurance Agents and Brokers. According to members of FASB and the AICPA, and based upon the correspondence with the staff of the Division of Corporation Finance of the Securities and Exchange Commission, the transfer of risk was the crucial consideration in determining whether an entity should use TB 90-1 or the Exposure Draft in accounting for the ESC programs. In our letter to the Company's Board of Directors dated October 25, 1991, we concluded that, based on management's belief that all risk of loss for repair, replacement or other product loss is covered by insurance and that the Company is not liable for any loss under any insurance arrangement, management's adoption of the proportional performance method of revenue recognition will more accurately conform to the Company's business operations and properly match the incurrance of costs with revenues.

The Company has asked us whether, based upon the manner in which its business is currently operated, it is still our opinion today that TB 90-1 does not apply and that the Company should continue to follow the revenue recognition policy it has followed over the past eight years.

                                            DESCRIPTION OF TRANSACTION

We have relied upon the Synopsis of Business Operations, dated August 4, 1999, for a description of the present facts, circumstances and assumptions relevant to the specific transaction.

In sum, the Company is in the business of designing, marketing, and installing ESC programs and thereafter performing claims administration for such ESC programs. The Company also offers its program design and administrative expertise to manufacturers of such products and as administrator of these manufacturers' product warranty programs. Additionally, the Company sometimes contracts with dealers to sell the ESC programs on their behalf directly through mail or telephone. In some instances the dealer/retailer is the obligor under the ESC and in other instances Warrantech is the obligor. In all instances, Warrantech arranges for insurance coverage with a non-affiliated excellent-rated insurance carrier, which is responsible for any and all costs, related to the repair, replacement or other product loss. Except for a small deductible, which in some programs the consumer may be required to pay, the carrier is responsible or the costs.

                                         APPROPRIATE ACCOUNTING PRINCIPLES

Based on the foregoing, the Company would be entitled to record revenues from sales of its ESC programs at the time of sale by the retailer, dealer, utility, financial institution, and the Company to the consumer since the Company's earnings process has been substantially completed at the time and the insurance carrier has assumed all risk of obligor loss under the contract. Since the Company is responsible for the administration of claims during the ESC period, a portion of revenues should be deferred in amount sufficient to meet the Company's future costs and a reasonable profit thereon.

CONCLUDING COMMENTS

The ultimate responsibility for the appropriate application of generally accepted accounting principles for an actual transaction rests with the preparers of the financial statements. Our judgment on the appropriate application of generally accepted accounting principles for the foregoing transaction is based on the facts provided to us by management and the communications with representatives of the FASB and AICPA that were involved in the process of the formulation of TB 90-1 and the Exposure Draft. Should the facts and circumstances as described above differ, our conclusion may change.

Very truly yours,

/s/ Weinick Sanders Leventhal & Co., LLP

Weinick Sanders Leventhal & Co., LLP